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                                                                   EXHIBIT 12.01

          MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                      FOR THE YEAR ENDED DECEMBER 31, 2003

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EARNINGS:

Earnings before income taxes                                            $143,002
Earnings of less than 50%-owned associated companies, net                    490
Interest Expense                                                          42,587
Portion of rents representative of an interest factor                      9,471
                                                                        --------

     ADJUSTED EARNINGS AND FIXED CHARGES                                $195,550

FIXED CHARGES:

Interest Expense                                                        $ 42,587
Capitalized Interest                                                       1,875
Portion of rents representative of an interest factor                      9,471
                                                                        --------

     TOTAL FIXED CHARGES                                                $ 53,933

RATIO OF EARNINGS TO FIXED CHARGES                                          3.63
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